Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-195598 and 333-195596) of CBS Outdoor Americas Inc. of our report dated June 19, 2014 relating to the combined financial statements of the Outdoor Advertising business of Van Wagner Communications, LLC, which appears in the Current Report on Form 8-K of CBS Outdoor Americas Inc. dated October 1, 2014.

/s/ PricewaterhouseCoopers LLP

New York, NY

October 1, 2014